THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933 (AS AMENDED), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is entered into effective as of April 6, 2001 ("Effective Date"), between Meltronix, Inc., ("Meltronix"), and La Jolla Cove Investors, Inc. ("LJCI").
1. Loan and Note. As of the Effective Date, LJCI will make a loan to Meltronix in the principal amount of Two Hundred Thousand Dollars ($200,000.00), which amount LJCI will deliver to Meltronix in one lump sum ("Loan"). The terms and conditions of the Loan are set forth in the form of Secured Promissory Note attached hereto as Exhibit "A" ("Note"). On the Effective Date, Meltronix and LJCI shall each execute and deliver to each other the Note.

2. Security for Loan and Note.

2.1 Security Agreement. On the Effective Date, Meltronix and LJCI shall each execute and deliver to each other the Security Agreement in the form attached hereto as Exhibit "B" ("Security Agreement"), pursuant to which Meltronix has pledged the collateral described therein as security for the repayment of the Loan, the Note and the obligations of Meltronix under the Registration Rights Agreement (referred to in Paragraph 3 below).

2.2 Guarantee. On the Effective Date, Paul Newharth, Andrew Wrobel and Magda Wrobel (the "Guarantors") shall execute a continuing guaranty in the form attached hereto as Exhibit "C".

2.3 Securities Agreement. On the Effective Date, the Guarantors and LJCI shall enter into a sharing and put and call agreement with respect to the Common Stock referred to in Paragraph 4 below in the form attached hereto as Exhibit "D".

3. Registration Rights. On the Effective Date, Meltronix and LJCI shall each execute and deliver to each other the Registration Rights Agreement in the form attached hereto as Exhibit "E" ("Registration Rights
Agreement").

4. Issuance of Common Stock. On the Effective Date, Meltronix shall deliver to LJCI 1,000,000 shares of the Common Stock of Meltronix (the "Common Stock") as additional consideration for the Loan.

5. Representations and Warranties of Meltronix. In addition to any representations and warranties Meltronix may make to LJCI elsewhere in this Agreement or in any other document delivered to LJCI in connection herewith, Meltronix represents and warrants to each of LJCI that the statements contained in this Section 5 are true, accurate, complete, and not misleading in any material respect, as of the Effective Date.

5.1 Common Stock. The Common Stock to be issued to LJCI pursuant and subject to the provisions of this Agreement has been duly authorized. The issuance and delivery of the Common Stock as described in and subject to the provisions of this Agreement has been duly authorized by all required corporate action on the part of Meltronix. Upon the issuance, the Common Stock will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Meltronix.

5.2 Authority Regarding this Agreement.

5.2.1 Meltronix has the complete and unrestricted right, power, authority and capacity to (a) execute and deliver this Agreement, the Note, the Registration Rights Agreement, the Security Agreement and every other document executed and delivered by Meltronix to LJCI in connection with this Agreement, if any ("Other Documents"); (b) issue and deliver the Common Stock to LJCI subject to and in accordance with the provisions of this Agreement; and (c) carry out and perform each of Meltronix's obligations pursuant to this Agreement, the Note, the Registration Rights Agreement, the Security Agreement and the Other Documents (if any).

5.2.2 No further approvals, actions or proceedings are necessary on the part of Meltronix to authorize this Agreement, the Note, the Registration Rights Agreement, the Security Agreement or the Other Documents (if any) or any of the transactions contemplated thereby.

5.2.3 This Agreement, the Note, the Registration Rights Agreement, the Security Agreement and the Other Documents (if any) have been duly and validly executed and delivered by Meltronix and constitute legal, valid and binding obligations of Meltronix, enforceable in accordance with their terms.

5.3 No Violations. Neither the execution and delivery of this Agreement, the Note, the Registration Rights Agreement, the Security Agreement or the Other Documents (if any), nor the consummation of any of the transactions contemplated thereby, nor compliance by Meltronix with any of the provisions thereof, will:

(a) violate, conflict with, or result in a breach of any of the provisions of; constitute a default (or an event which, upon notice or lapse of time or both, would constitute a default) under; result in the termination or cancellation of; accelerate the performance required by; or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of Meltronix under any provision of any note, bond, mortgage, indenture, deed of trust, lease, license or any other agreement or obligation to which Meltronix is a party or by which Meltronix or any of its assets may be bound or affected; or

(b) violate or conflict with any order, writ, injunction, decree, judgment, permit, license, law, rule, regulation or ordinance applicable to Meltronix or any of its assets.
5.4 No Third Party Consents. Neither the execution and delivery of this Agreement, the Note, the Registration Rights Agreement, the Security Agreement or the Other Documents (if any), nor the consummation of any of the transactions contemplated thereby, nor compliance by Meltronix with any of the provisions thereof, will require any consent, approval, authorization or permit from, or any notice, registration or filing to or with, any governmental or regulatory authority or any other third party, other than routine disclosure filings that may be required pursuant to applicable United States securities laws.

5.5 Brokers or Finders. Meltronix has not taken any actions in connection with the negotiations relating to this Agreement or the transactions contemplated hereby that could give rise to an obligation on the part of LJCI to pay any brokerage or finder's fee, commission or similar compensation to any party in connection therewith.

5.6 Organization; Reporting Company Status.
(a) Meltronix is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of Meltronix taken as a whole or on the consummation of any of the transactions contemplated by this Agreement.

(b) The common stock of Meltronix is traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. ("OTCBB"), and Meltronix has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the common stock of Meltronix for such trading.
5.7 Validity of Issuance of the Securities. The Common Stock, upon issuance in accordance with the provisions of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

5.8 Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by Meltronix for the issuance and sale of the Common Stock issuable to LJCI pursuant to this Agreement, except such authorizations, approvals and consents as have been obtained by Meltronix prior to the date hereof.

5.9 Commission Filings. Meltronix has properly and timely filed with the United States Securities and Exchange Commission ("Commission") all reports, proxy statements, forms and other documents required to be filed with the Commission under the 33 Act and the Securities Exchange Act of 1934, as amended ("34 Act"), since becoming subject to the 33 and 34 Acts ("Commission Filings"). As of their respective dates,
(i) the Commission Filings complied in all material respects with the requirements of the 33 Act or the 34 Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Meltronix included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-Q under the 34 Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Meltronix and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

5.10 Securities Law Matters. Assuming the accuracy of the representations and warranties of LJCI set forth in Section 6 hereof, the offer and sale by Meltronix of the Common Stock issuable to LJCI pursuant to this Agreement, will be exempt from (i) the registration and prospectus delivery requirements of the Securities Act of 1933
(as amended) ("33 Act") and the rules and regulations of the Securities and Exchange Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Meltronix shall not directly or indirectly take, and shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action which will make unavailable the exemption from 33 Act registration being relied upon by Meltronix for the offer and sale to LJCI of the Common Stock as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by Meltronix or any of its officers, directors or affiliates in connection with the offer or sale of the Common Stock as contemplated by this Agreement, the Note, or any other agreement to which Meltronix is a party.

5.11 Interest. The timely payment of interest as required pursuant to the provisions of the Note is not prohibited by the Articles of Incorporation or By-Laws of Meltronix, in each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which Meltronix or any of its subsidiaries is a party.
5.12 No Misrepresentation. No representation or warranty of Meltronix contained in this Agreement, any annex or exhibit hereto, or in any agreement, instrument or certificate furnished by Meltronix to LJCI pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
6. Representations and Warranties of LJCI. In addition to any representations and warranties LJCI may make to Meltronix elsewhere in this Agreement or in any other document delivered to Meltronix in connection herewith, LJCI represents and warrants to Meltronix that the statements contained in this Section 6 are true, accurate, complete, and not misleading in any material respect, as of the Effective Date.

6.1 Authority Regarding this Agreement.

6.1.1 LJCI has the complete and unrestricted right, power, authority and capacity to (a) execute and deliver this Agreement, the Note, the Registration Rights Agreement, and every other document executed and delivered by LJCI to Meltronix in connection with this Agreement, if any ("Other Documents"); and (b) carry out and perform each of LJCI's obligations pursuant to this Agreement, the Note, the Registration Rights Agreement, and the Other Documents (if any).

6.1.2 No further approvals, actions or proceedings are necessary on the part of LJCI to authorize this Agreement, the Note, the Registration Rights Agreement, or the Other Documents (if any) or any of the transactions contemplated thereby.

6.1.3 This Agreement, the Note, the Registration Rights Agreement, and the Other Documents (if any) have been duly and validly executed and delivered by LJCI and constitute legal, valid and binding obligations of LJCI, enforceable in accordance with their terms, jointly and severally.

6.2 No Violations. Neither the execution and delivery of this Agreement, the Note, the Registration Rights Agreement, or the Other Documents (if any), nor the consummation of any of the transactions contemplated thereby, nor compliance by LJCI with any of the provisions thereof, will:

(a) violate, conflict with, or result in a breach of any of the provisions of; constitute a default (or an event which, upon notice or lapse of time or both, would constitute a default) under; result in the termination or cancellation of; accelerate the performance required by; or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of LJCI under any provision of any note, bond, mortgage, indenture, deed of trust, lease, license or any other agreement or obligation to which LJCI is a party or by which LJCI or any of LJCI's assets may be bound or affected; or

(b) violate or conflict with any order, writ, injunction, decree, judgment, permit, license, law, rule, regulation or ordinance applicable to LJCI or any of LJCI's assets.

6.3 No Third Party Consents. To the best of LJCI's knowledge, neither the execution and delivery of this Agreement, the Note, the Registration Rights Agreement, or the Other Documents (if any), nor the consummation of any of the transactions contemplated thereby, nor compliance by LJCI with any of the provisions thereof, will require any consent, approval, authorization or permit from, or any notice, registration or filing to or with, any governmental or regulatory authority or any other third party, other than routine disclosure filings that may be required pursuant to applicable United States securities laws.

6.4 Brokers or Finders. LJCI has not taken any actions in connection with the negotiations relating to this Agreement or the transactions contemplated hereby that could give rise to an obligation on the part of Meltronix to pay any brokerage or finder's fee, commission or similar compensation to any party in connection therewith.

6.5 Securities.

6.5.1 The Common Stock acquired by LJCI pursuant to this Agreement shall be purchased for LJCI's own account, for investment purposes only, not for the account of any other person, and not with a view to distribution, assignment, or resale to others or to fractionalization in whole or in part except as contemplated by the Securities Agreement referred to in Section 2.3.
6.5.2 LJCI recognizes that an investment in Meltronix and a purchase of the Common Stock involves substantial risks, and is completely cognizant of and understands all of the risk factors related to a purchase of the Common Stock.
6.5.3 In light of LJCI's particular tax and financial situation, LJCI has carefully considered and has, to the extent LJCI believes such discussion is necessary, discussed with LJCI's professional legal, tax and financial advisors, the suitability of an investment in Meltronix and a purchase of the Common Stock, and LJCI has determined that an investment in Meltronix and a purchase of the Common Stock are a suitable investment for LJCI.

6.5.4 LJCI has such knowledge and experience in financial and business matters that LJCI is capable of evaluating the merits and risks of an investment in Meltronix and a purchase of the Common
Stock, and of making an informed investment decision.

6.5.5 LJCI understands that any Common Stock to be issued pursuant to this Agreement is being offered and sold by Meltronix in reliance on an exemption from the registration requirements of the 33 Act and equivalent state securities and "blue sky" laws, and that Meltronix is relying upon the accuracy of, and LJCI's compliance with, LJCI's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of LJCI to acquire any shares of Common Stock pursuant to this Agreement;

6.5.6 LJCI understands that the Common Stock to be issued to LJCI pursuant to this Agreement has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission.6.6 Disclosure of Information. LJCI acknowledges receipt of all the information LJCI has requested in connection with the transactions contemplated by this Agreement. LJCI further acknowledges having received an opportunity to ask questions and receive answers from Meltronix, as well as to consult LJCI's own legal, tax and other advisors, regarding the information provided and the terms and conditions of this Agreement. LJCI represents and warrants that LJCI is prepared to lose the entire interest represented by this Agreement and the shares of Common Stock and has not relied on Meltronix or any of Meltronix's advisors in determining whether to make this investment in Meltronix.

6.7 Investment Experience. LJCI acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and in the shares of Common Stock. LJCI also represents it has not been organized for the purpose of entering into this Agreement, making the Loan or acquiring the Common Stock.

6.8 Accredited Investor. LJCI is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the 33 Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in any Common Stock that may be issued to LJCI pursuant to this Agreement,
(iv) able to afford the loss of its entire investment in any such Common Stock; and (v) understands the meaning and legal significance of all of the foregoing provisions.

6.9 Restricted Securities. LJCI understands that the Common Stock is characterized as "restricted securities" under U.S. federal securities laws inasmuch as it is being acquired from Meltronix in a transaction not involving a public offering and without registration under such laws and applicable regulations and cannot be resold without registration under the 33 Act, except in certain limited circumstances. In this connection, LJCI represents that it is familiar with SEC
Rule 144, as currently in effect, and understands the resale limitations imposed on these securities by the 33 Act.

6.10 Compliance with Securities Laws. Unless otherwise provided herein, without in any way limiting the representations set forth above, LJCI further agrees not to make any disposition of all or any portion of any shares of Common Stock to be issued pursuant to this Agreement, unless and until the transferee has agreed in writing for the benefit of Meltronix to be bound by the terms of this Agreement, provided and to the extent such terms are then applicable, and:

(a) There is then in effect a registration statement under the 33 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) LJCI shall have (1) notified Meltronix of the proposed disposition and shall have furnished Meltronix with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished Meltronix with an opinion of counsel, reasonably satisfactory to Meltronix, that such disposition will not require registration of such securities under the 33 Act.

6.11 Legends. All shares of Common Stock issued pursuant to this Agreement will bear one or all of the following legends:

(a) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 (AS AMENDED), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT."

(b) Any legend required by the laws of the State of California or other applicable authority, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

7. Certain Covenants and Acknowledgments.

7.1 Filings. Meltronix shall make all necessary Commission Filings and "blue sky" filings required to be made by Meltronix as may be required by all applicable laws in connection with this Agreement, and shall provide a copy thereof to LJCI promptly after any such filing.

7.2 Reporting Status. So long as LJCI beneficially owns any of the Common Stock, Meltronix shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

7.3 Listing. Except to the extent Meltronix lists its Common Stock on The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, Meltronix shall use its best efforts to maintain its listing of the Common Stock on OTCBB. If the Common Stock is delisted from OTCBB, Meltronix will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

7.4 Information. Each of the parties hereto acknowledges and agrees that LJCI shall not be provided with, nor be given access to, any material non-public information relating to Meltronix or any of its subsidiaries.

7.5 Accounting and Reserves. Meltronix shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true, and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

7.6 Transactions with Affiliates. Neither Meltronix nor any of its subsidiaries shall, directly or indirectly, enter into any transaction or agreement with any stockholder, officer, director or affiliate of Meltronix, or family member of any officer, director or affiliate of Meltronix, unless the transaction or agreement is (i) reviewed and approved by the Board of Directors of Meltronix in accordance with the provisions of Section 310 of the California Corporations Code, and (ii) on terms no less favorable to Meltronix or the applicable subsidiary than those obtainable from a nonaffiliated person. For purposes of this Agreement, the term "affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the 34 Act.

7.7 Certain Restrictions. So long as the Note is outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of Meltronix, nor shall any capital stock of Meltronix be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of Meltronix or any subsidiary), for any consideration by Meltronix, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock.

8. Miscellaneous Provisions.

8.1 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California, United States of America.

8.2 Attorneys' Fees. Subject to the provisions of the Note, in the event of any legal action between the parties with respect to this Agreement or the subject matter hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to court costs and litigation expenses incurred in said legal action, regardless of whether such legal action is prosecuted to judgment.

8.3 Notices. Any notice, demand or other communication required or permitted under this Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

To Meltronix:	Meltronix, Inc.
                  9577 Chesapeake Drive
			San Diego, CA 92123
			Attn: Chief Executive Officer

To LJCI:		c/o Travis Huff
			La Jolla Cove Investors, Inc.
			7817 Herschel Avenue, Suite 200
			La Jolla, California  92037

Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

8.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Agreement shall continue in full force and effect without said provision. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document.

8.6 Entire Agreement. This Agreement and the documents and agreements contemplated herein constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

8.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

8.8 Amendment and Waiver. No modification or waiver of any provision of this Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Agreement or the right of any party to thereafter enforce each and every provision of this Agreement.

8.9 Survivability. All of the representations, warranties, agreements and obligations of the parties pursuant to this Agreement shall survive the closing of any of the transactions contemplated hereby.

8.10 Diligence and Good Faith. LJCI and Meltronix specifically agree to act diligently, in the utmost good faith and in a timely manner to perform their respective obligations pursuant hereto, and to carry out the reasonable intent of the provisions of this Agreement. Each party hereto shall execute such other and further agreements, documents and things as reasonable requested by the other parties hereto to effect the transactions contemplated by this Agreement.

8.11 California Usury Law. All agreements between LJCI and Meltronix are expressly limited so that in no contingency or event whatsoever (whether by reason of the advancement of any proceeds under this Agreement, demand for payment, acceleration of maturity of any unpaid balance or otherwise) shall the amount paid or agreed to be paid to Meltronix for the use, forbearance, or detention of any proceeds advanced or to be advanced hereunder exceed the highest rate permissible under applicable law. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by the usury laws of the State of California, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the principal amount any indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by the usury laws of the State of California.

8.12 Opinion. The obligations of LJCI to make the Loan is conditioned upon the delivery to LJCI of an opinion of counsel to Meltronix as to the enforceability of this Agreement and the Note in form and substance reasonably satisfactory to LJCI.

8.13 Reimbursement of Attorneys Fees. Meltronix shall reimburse LJCI the total amount of the attorneys' fees and expenses incurred by LJCI in connection with negotiation, preparation, revising and finalizing of this Agreement, and the other documents contemplated herein. In the alternative, LJCI shall have the right to deduct from the amount disbursed to Meltronix pursuant to the Loan the estimated amount of such fees and expenses.

IN WITNESS WHEREOF, LJCI and Meltronix have duly executed this Agreement as of the date first above written.


MELTRONIX, INC.	LA JOLLA COVE INVESTORS, INC.
a California corporation
By:_________________________________	By:_________________________________
Andrew Wrobel,
Executive Officer
Print
Name:______________________________



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